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                                EXHIBIT 3(D)


                             AMENDMENTS TO BY-LAWS


     RESOLVED, that the Board hereby amends the By-laws of the Corporation such that the first sentence of Article V, Section 7 of the By-laws shall be amended and restated to read in its entirety:

     Special meetings of the Board of Directors or any committee thereof may be called at the request of the Chairman of the Board, the President, or the greater of one-third or any two of the members of the Board of Directors or committee for which the special meeting is to be held.

     RESOLVED, that the Board hereby amends the By-laws of the Corporation such that Article VII, Section 5, of the By-laws shall be amended and restated in its entirety to read as follows:

Section 5. DUTIES. The duties and powers of the officers of the Corporation shall be as follows:

     (a) Chairman of the Board - The Chairman of the Board shall (i) be chosen from among the members of the Board of Directors, (ii) preside at all meetings of stockholders and the Board of Directors and (iii) perform such other duties as from time to time may be assigned by the Board of Directors.

     (b) Vice Chairman of the Board - The Vice Chairman of the Board shall (i) be chosen from among the members of the Board of Directors, (ii) preside at all meetings of stockholders and the Board of Directors during the absence or disability of the Chairman of the Board and (iii) perform such other duties as from time to time may be assigned by the Chairman of the Board of the Board of Directors.

     (c) President - The President shall (i) preside at all meetings of the stockholders and the Board of Directors during the absence or disability of the Chairman and Vice Chairman of the Board, (ii) be the Chief Executive Officer of the Corporation, (iii) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the Board of Directors, (iv) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (v) perform such other duties as from time to time may be assigned to him by the Board of Directors.

     (d) Vice President - The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as the President or the Board of Directors may assign to them.

     (e) Treasurer - The Treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof (ii) advise the officers and, if requested, the Board of Directors as the President or the Board of Directors may assign to such person.

     (f) Assistant Treasurers - The Assistant Treasurers, in the order designated by the Board of Directors, shall exercise the duties of the Treasurer during the absence or disability of the Treasurer and shall perform such other duties as the Treasurer or the Board of Directors may assign to them.




















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     (g) Controller - The Controller shall (i) be the chief accounting officer of the Corporation with general supervision over the accounting books and records of the Corporation, (ii) be responsible for maintaining proper internal controls over the assets of the Corporation and preparing accurate financial statements in accordance with generally accepted accounting principles (iii) perform such other duties as the President or the Board of Directors may assign to such person.

     (h) Secretary - The Secretary shall (i) attend all meetings of the stockholders, the Board of Directors and all committees of the Board of Directors and record all proceedings of such meeting in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as is required of all meetings of the stockholders, Board of Directors and committees of the Board of Directors and (iii) perform such other duties as the President or the Board of Directors may assign to such person.

     (i) Assistant Secretary - The Assistant Secretaries, in the order designated by the Board of Directors, shall exercise the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Secretary or the Board of Directors may assign to them.
























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